UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:	February 26, 2008
Date of earliest event reported:	February 20, 2008

OFFICEMAX INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	1-5057	82-0100960
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Shuman Blvd.

Naperville, Illinois 60563

(Address of principal executive offices) (Zip Code)

(630) 438-7800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.              Termination of a Material Definitive Agreement

On October 29, 2004, we completed the sale (“Sale”) of our paper, forest products, and timberland assets to affiliates of Boise Cascade, L.L.C. (“Boise”).  As part of this Sale, we entered into an Additional Consideration Agreement with Boise.  Pursuant to that agreement, the proceeds from the Sale could be adjusted upward or downward based on paper sales prices during the six years following the closing date of the Sale.  On February 22, 2008, Boise sold more than 50% of its common equity in Boise White Paper, L.L.C, which triggered a termination provision in the Additional Consideration Agreement.

OfficeMax and Boise are parties to various other agreements entered into at the time of the Sale, including a paper sales agreement, and a registration rights agreement and security holders agreement, each of which were entered into when OfficeMax acquired securities in an affiliate of Boise.

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

2008 Annual Short-Term Incentive Program and Award Agreement

On February 20, 2008, the Executive Compensation Committee of the board of directors of OfficeMax Incorporated (the “Company”) approved the 2008 Annual Short-Term Incentive Program and the form of the 2008 Annual Incentive Award Agreement.  Annual incentive awards for 2008 will be granted pursuant to the 2003 OfficeMax Incentive and Performance Plan (the “Plan”).  The committee established bonus targets that are expressed as a percentage of salary, objective performance criteria that must be met in order for bonuses to be paid, and the other terms and conditions of the awards.  If paid, these annual incentive awards are paid in cash.  The performance criteria and weighting for such performance criteria applicable to these awards are: Company EBIT dollars (50%), return on sales (30%) and same location sales growth (20%).  Bonus targets were approved in the following amounts for our executive officers:  Sam Duncan, 100%; Don Civgin, 55%; Phillip DePaul, 50%; Sam Martin, 70%; and Ryan Vero, 55%.  If the Company’s financial performance exceeds one or more of the target performance criteria, the resulting payout to an officer may be larger than the target percentage, up to a maximum of 2.25 times target.  To receive an award, participants must be employed by the Company for a minimum of 90 days during the Plan year and, subject to certain exceptions, must be employed by the Company at the time of award payment.  In addition, no award will be earned or paid if the Company does not have net income for the award period or the participant is performing at an unsatisfactory performance level.  The form of 2008 Annual Incentive Award Agreement is filed as Exhibit 99.1 to this Report on Form 8-K and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the 2008 Annual Incentive Award Agreement.

2008 Long-Term Incentive Program and Restricted Stock Unit Award Agreement

One portion of the compensation to be paid to the Company’s executive officers for the fiscal year 2008 is an equity grant issued under the Plan.  On February 20, 2008, the Executive Compensation Committee of the board of directors of the Company approved the 2008 Long-Term Incentive Program and the forms of the 2008 Restricted Stock Unit Award Agreement - Performance Based (the “Performance Based RSU Award Agreement”) and the 2008 RSU Award Agreement – Time Based (the “Time Based RSU Award Agreement”), under which the Company’s elected officers would be awarded restricted stock units (“RSU”) pursuant to the Plan.  Each officer will receive an award that is divided evenly between RSUs that vest upon Company achievement of certain performance criteria within specified time periods and RSUs that vest upon the elapsing of a time period.  Awards of RSUs were approved in the following percentage of salary for the following executive officers of the Company: Sam Duncan, 300% of salary; Don Civgin, 125% of salary; Phillip DePaul, 80% of salary; Sam Martin, 150% of salary; and Ryan Vero, 125% of salary.  Mr. Duncan voluntarily reduced his percentage of salary for this 2008 grant to 300% from 350%, despite contractual entitlement to the larger amount, in order to receive a reduction in award commensurate with the other executive officers.

Awards of performance based RSUs were approved in the following amounts for the following executive officers of the Company: Sam Duncan, 63,210 RSUs; Don Civgin, 13,700 RSUs; Phillip DePaul, 5,290 RSUs; Sam Martin, 19,600 RSUs; and Ryan Vero, 13,640 RSUs.  The number of RSUs was determined based on the closing price of Company common stock on February 20, 2008.  Receipt of the RSUs under the Performance Based RSU Award Agreement is based on the Company’s achievement of a two-year cumulative EBIT measure for fiscal years 2008 and 2009.  If the EBIT target is achieved, then the final amounts received will be adjusted as follows:  one half will be adjusted based on Company Economic Value Added (“EVA®(1)) Improvement for fiscal year 2008 and one half will be adjusted based on Company EVA® Improvement for fiscal year 2009.  EVA® Improvement means improvement in the dollar value of the EVA® for the most recently completed fiscal year compared to the dollar value of the EVA® for the next preceding fiscal year.  If paid, one half of the award will vest and be paid in February 2010 and the remaining half of the award will vest and be paid in February 2011.  Awards are paid in shares of Company common stock.  The form of the Performance Based RSU Award Agreement provides that participants must be employed by the Company in order for the units to vest (subject to exceptions in certain circumstances including involuntary termination, death, disability or retirement, in which case a pro rata amount of units will vest and be paid after financial results are determined if the participant was employed with the Company for a minimum of six months during fiscal years 2008 and/or 2009).  Units may not be sold or transferred prior to vesting.  In addition, recipients of the units do not receive dividends and do not have voting rights until the units vest.  In the event of a change in control, as defined in the Performance Based RSU Award Agreement, the vesting of the RSUs may accelerate under certain circumstances described in the agreement.  The Performance Based RSU Award Agreement includes a non-solicitation and non-compete clause that states that, beginning on the award date and ending one year after terminating employment with the Company, the award recipient will not (i) directly employ or solicit for employment any person who is, or was within six months prior to the officer’s termination date, an employee of the Company or (ii) commence employment or consult (in a substantially similar capacity to any position held with the Company during the last 12 months of employment) with any competitor engaged in the sale or distribution of products, or in the provision of services, in competition with the products sold or distributed or services provided by the Company in the region defined by the Performance Based RSU Award Agreement.  The form of the Performance Based RSU Award Agreement is filed as Exhibit 99.2 to this Report on Form 8-K and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of Performance Based RSU Award Agreement.

Awards of time based RSUs were approved in the following amounts for the following executive officers of the Company: Sam Duncan, 63,210 RSUs; Don Civgin, 13,700 RSUs; Phillip DePaul, 5,290 RSUs; Sam Martin, 19,600 RSUs; and Ryan Vero, 13,640 RSUs.  The number of RSUs was determined based on the closing price of Company common stock on February 20, 2008.  Pursuant to the terms of the Time Based RSU Award Agreement, 100% of the RSUs shall vest and be paid in Company common stock on the third anniversary of the grant date.  Awards are paid in shares of Company common stock.  Units may not be sold or transferred prior to vesting.  In addition, recipients of the units do not receive dividends and do not have voting rights until the units vest.  In the event of a change in control, as defined in the Time Based RSU Award

(1) EVA® is a registered trademark of Stern Stewart & Co.

Agreement, the vesting of the RSUs may accelerate under certain circumstances described in the agreement.  The Time Based RSU Award Agreement includes a non-solicitation and non-compete clause that states that, beginning on the award date and ending one year after terminating employment with the Company, the award recipient will not (i) directly employ or solicit for employment any person who is, or was within six months prior to the officer’s termination date, an employee of the Company or (ii) commence employment or consult (in a substantially similar capacity to any position held with the Company during the last 12 months of employment) with any competitor engaged in the sale or distribution of products, or in the provision of services, in competition with the products sold or distributed or services provided by the Company in the region defined by the Time Based RSU Award Agreement.  The form of the Time Based RSU Award Agreement is filed as Exhibit 99.3 to this Report on Form 8-K and is incorporated herein by reference.  This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the form of Time Based RSU Award Agreement.

Salary Increases for Named Executive Officer

On February 20, 2008, the Executive Compensation Committee of the board of directors of the Company approved an increase in Sam Duncan’s annual base salary to $1,030,000, effective in April 2008:

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Form of 2008 Annual Incentive Award Agreement

Exhibit 99.2	Form of 2008 Restricted Stock Unit Award Agreement (Performance Based)

Exhibit 99.3	Form of 2008 Restricted Stock Unit Award Agreement (Time Based)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:   February 26, 2008

OFFICEMAX INCORPORATED

By:	/s/ Matthew R. Broad
Matthew R. Broad
Executive Vice President and General Counsel

EXHIBIT INDEX

Number	Description
99.1	Form of 2008 Annual Incentive Award Agreement

99.2	Form of 2008 Restricted Stock Unit Award Agreement (Performance Based)

99.3	Form of 2008 Restricted Stock Unit Award Agreement (Time Based)